UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2015 (January 29, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Magnum Hunter Resources Corporation (the “Company”) is filing this Current Report on Form 8-K to report that R. Glenn Dawson has resigned from his position as Executive Vice President of the Company and President of the Company’s Williston Basin Division, and as an employee of the Company, effective January 31, 2015, to pursue other business opportunities.

In connection with Mr. Dawson’s resignation, the Company and Mr. Dawson entered into a letter agreement regarding severance (the “Severance Agreement”) and a Release and Confidentiality Agreement, each dated as of January 29, 2015.  Pursuant to the Severance Agreement, the Company agreed to pay Mr. Dawson a total of CAD $550,000 in severance pay, less applicable statutory withholding deductions (the “Severance Amount”).  The Severance Amount, the determination of which took into account certain rights of Canadian employees to severance under Canadian law, will be paid by the Company to Mr. Dawson in approximately equal bi-weekly installments during the period from February 1, 2015 to June 15, 2015.  Pursuant to the Release and Confidentiality Agreement, Mr. Dawson provided a customary general release of claims against the Company and its affiliates, including claims relating to severance under Canadian law, and agreed to customary confidentiality provisions.

Item 8.01              Other Events.

Due to a combination of the sale last year of all of the Company’s Canadian assets and a large portion of its Bakken assets located in North Dakota, the increasing focus on the Company’s natural gas and natural gas liquids exploration and production activities located in West Virginia and Ohio, and in an effort to reduce general and administrative costs, the Company has closed its Denver, Colorado and Calgary, Alberta offices effective January 31, 2015.  The Company has also moved the responsibilities of the former personnel at those now-closed offices to existing personnel at the Company’s Houston and Grapevine, Texas offices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Letter Agreement, dated January 29, 2015, by and between Magnum Hunter Resources Corporation and R. Glenn Dawson (to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014).

10.2

Release and Confidentiality Agreement, dated January 29, 2015, by and between Magnum Hunter Resources Corporation and R. Glenn Dawson (to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014).

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: February 4, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer